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                                   EXHIBIT 5
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                                 TROY & GOULD
                           PROFESSIONAL CORPORATION
                      1801 CENTURY PARK EAST, 16TH FLOOR
                        LOS ANGELES, CALIFORNIA  90067

                           TELEPHONE (310) 553-4441


                                                         November 16, 1999

Video City, Inc.
370 Amapola Ave., Ste. 208
Torrance, California 90501

   Re:  REGISTRATION STATEMENT ON FORM S-3

  At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of Video City, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 1,149,226 shares of the Company's common stock (the "Shares") issuable upon the exercise of certain warrants or upon the conversion of certain convertible preferred stock, as described in the Registration Statement. The Shares are to be offered for resale by certain selling securityholders as described therein. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

  We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the authorization for issuance of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

  Based on the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued in accordance with the warrants relating thereto or the certificate of designations authorizing the series of the convertible preferred stock converted thereto, as applicable, will be duly and validly issued, fully paid and nonassessable.

  We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                               Very truly yours,

                               /s/ TROY & GOULD

                               Troy & Gould
                               Professional Corporation